Exhibit 99.1
Neurologix Announces Year End 2009 Results
Fort Lee, New Jersey (March 26, 2010) — Neurologix, Inc. (OTCBB: NRGX), a biotechnology company engaged in the development of innovative therapies for the brain and central nervous system, today announced its financial results for the year ended December 31, 2009.
For the year ended December 31, 2009, Neurologix reported a net loss of $13.5 million, as compared with a net loss of $6.3 million for the year ended December 31, 2008. The Company reported a net loss applicable to common stock for the year ended December 31, 2009 of $16.4 million, or $0.59 per basic and diluted share, as compared with a net loss applicable to common stock for the year ended December 31, 2008 of $9.7 million, or $0.35 per basic and diluted share.
The reason for the difference in net loss between December 2009 and December 2008 relates primarily to costs incurred for the conduct of the Company’s Phase 2 clinical trial in Parkinson’s disease. Net loss for the year ended December 31, 2009 also includes charges of $2.8 million recognized for the increase in estimated fair value of the Company’s derivative liabilities relating to certain warrants issued in connection with the Company’s Series D Convertible Preferred Stock (the “Series D Stock”) and the Company’s Series C Convertible Preferred Stock (the “Series C Stock”).
Net loss applicable to common stock for the year ended December 31, 2009 includes charges of $3.0 million, or $0.11 per basic and diluted share, related to preferred stock dividends in connection with the Series D Stock and the Series C Stock. The net loss applicable to common stock for the year ended December 31, 2008 included charges of $3.4 million, or $0.12 per basic and diluted share, related to preferred stock dividends ($2.6 million) and beneficial conversion features ($0.8 million) in connection with the issuance of the Series D Stock and Series C Stock.
The Company had cash and cash equivalents of approximately $9.6 million as of December 31, 2009.
Effective March 10, 2010, Clark A. Johnson, Vice Chairman of the Company’s Board of Directors, was appointed President and Chief Executive Officer. In commenting on the Company’s performance, Mr. Johnson said, “Neurologix ended 2009 reaching the significant milestone of having completed all of the planned surgical procedures in the Phase 2 trial of our novel treatment for advanced Parkinson’s disease. We anticipate getting the first evaluation of efficacy from this trial around mid-year, while we continue to follow the trial subjects for safety and efficacy for a full 12 months post-procedure. We are hopeful that the results from this Phase 2 clinical trial will confirm and build upon the success of our previous Phase 1 trial, which showed no treatment-related serious adverse events and demonstrated functional benefit that was confirmed by brain imaging data.”
During the first quarter of 2010, the U.S. Patent and Trademark Office (USPTO) expanded patent protection for Neurologix’s novel GAD-based gene delivery system beyond the treatment of Parkinson’s disease to include other neurological and related disorders. Moreover, the USPTO gave the Company a Notice of Allowance for intellectual property central to Neurologix’s approach to the treatment of epilepsy based on delivery of the NPY gene to control seizures. Mr. Johnson noted that “this broadened coverage for Neurologix’s intellectual property in the field of gene-based medicine for neurological and central nervous system diseases reinforces our leadership position in this field, going beyond Parkinson’s disease to include other illnesses within our core therapeutic focus.”

About Neurologix
Neurologix, Inc. (OTCBB:NRGX) is a clinical-stage biotechnology company dedicated to the discovery, development, and commercialization of life-altering gene transfer therapies for serious disorders of the brain and central nervous system. Neurologix’s therapeutic approach is built upon the groundbreaking research of its scientific founders and advisors, whose accomplishments have formed the foundation of gene therapy for neurological illnesses. The Company’s current programs address such conditions as Parkinson’s disease, epilepsy and Huntington’s disease, all of which are large markets not adequately served by current therapeutic options. For more information, please visit the Neurologix website at http://www.neurologix.net.
Cautionary Statement Regarding Forward-Looking Statements
This news release includes certain statements of the Company that may constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and which are made pursuant to the Private Securities Litigation Reform Act of 1995. These forward-looking statements and other information relating to the Company are based upon the beliefs of management and assumptions made by and information currently available to the Company. Forward-looking statements include statements concerning plans, objectives, goals, strategies, future events, or performance, as well as underlying assumptions and statements that are other than statements of historical fact. When used in this document, the words “expects,” “promises,” “anticipates,” “estimates,” “plans,” “intends,” “projects,” “predicts,” “believes,” “may” or “should,” and similar expressions, are intended to identify forward-looking statements. These statements reflect the current view of the Company’s management with respect to future events. Many factors could cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements that may be expressed or implied by such forward-looking statements, including, but not limited to, the following:
•
The Company is still in the development stage and has not generated any revenues. From inception through December 31, 2009, it incurred net losses and negative cash flows from operating activities of approximately $47.8 million and $36.6 million, respectively. Management believes that the Company will continue to incur net losses and cash flow deficiencies from operating activities for the foreseeable future. Because it may take years to develop, test and obtain regulatory approval for a gene-based therapy product before it can be sold, the Company likely will continue to incur significant losses for the foreseeable future. Accordingly, it may never be profitable and, if it does become profitable, it may be unable to sustain profitability.

•
At December 31, 2009, the Company had cash and cash equivalents of approximately $9.6 million. Based on its cash flow projections, the Company will need additional financing to carry out its planned business activity and to complete its plan of operations through December 31, 2010. At the Company’s present level of activities, the Company’s cash and cash equivalents are believed, at this time, to be sufficient to fund its operations only into the fourth quarter of 2010. Accordingly, there is substantial doubt as to the Company’s ability to continue as a going concern. The Company is currently seeking to raise funds, through public or private equity offerings, debt financings or corporate collaboration and licensing arrangements, sufficient to finance its ongoing operations. The Company does not know whether additional financing will be available when needed, or if available, will be on acceptable or favorable terms to it or its stockholders.

•
The Company will need to conduct future clinical trials for treatment of Parkinson’s disease using the Company’s NLX technology. If the trials prove unsuccessful, future operations and the potential for profitability will be materially adversely affected and the business may not succeed.

•
There is no assurance as to when, or if, the Company will be able to successfully receive approval from the FDA on its Investigational New Drug Application to commence a Phase 1 clinical trial for the treatment of epilepsy.

•
There is no assurance as to when, or if, the Company will be able to successfully complete the required preclinical testing of its gene therapy for the treatment of Huntington’s disease to enable it to file an Investigational New Drug Application with the FDA for permission to begin a Phase 1 clinical trial or that, if filed, such permission will be granted.

Other factors and assumptions not identified above could also cause the actual results to differ materially from those set forth in the forward-looking statements. Additional information about factors that could cause results to differ materially from management’s expectations is found in the section entitled “Risk Factors” in the Company’s 2009 Annual Report on Form 10-K. Although the Company believes these assumptions are reasonable, no assurance can be given that they will prove correct. Accordingly, you should not rely upon forward-looking statements as a prediction of actual results. Further, the Company undertakes no obligation to update forward-looking statements after the date they are made or to conform the statements to actual results or changes in the Company’s expectations.
Contact:
Neurologix
Marc Panoff, 201-592-6451
Chief Financial Officer
marcpanoff@neurologix.net
or
Kureczka/Martin Associates
Joan Kureczka, 415-821-2413 (Media)
Jkureczka@comcast.net

NEUROLOGIX, INC.
(A Development Stage Company)
BALANCE SHEETS
(Amounts in thousands, except share and per share amounts)

	December 31,	December 31,
	2009	2008

ASSETS
Current assets:
Cash and cash equivalents	$9,637	$18,906
Prepaid expenses and other current assets	395	323

Total current assets	10,032	19,229
Equipment, less accumulated depreciation of $624 and $542 at December 31, 2009 and 2008, respectively	129	141
Intangible assets, less accumulated amortization of $262 and $182 at December 31, 2009 and 2008, respectively	891	748
Other assets	5	5

Total Assets	$11,057	$20,123

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued expenses	$1,834	$850
Derivative financial instruments, at estimated fair value — Warrants	$3,847	—

Total liabilities	$5,681	$850

Commitments and contingencies
Stockholders’ equity:
Preferred stock; 5,000,000 shares authorized
Series A — Convertible, $0.10 par value; 650 shares designated, 645 shares issued and outstanding at December 31, 2009 and 2008, with an aggregate liquidation preference of $1	—	—
Series C — Convertible, $0.10 par value; 700,000 shares designated, 281,263 and 285,878 shares issued and outstanding at December 31, 2009 and 2008, respectively, with an aggregate liquidation preference of $7,008 and $5,863 at December 31, 2009 and 2008, respectively	28	29
Series D — Convertible, $0.10 par value; 792,100 shares designated, 734,898 shares issued and outstanding at December 31, 2009 and 2008, with an aggregate liquidation preference of $29,420 and $27,031, at December 31, 2009 and 2008, respectively	73	73
Common Stock:
$0.001 par value; 100,000,000 shares authorized, 27,865,010 and 27,764,058 shares issued and outstanding at December 31, 2009 and 2008, respectively	28	28
Additional paid-in capital	56,775	62,393
Deficit accumulated during the development stage	(51,528)	(43,250)

Total stockholders’ equity	5,376	19,273

Total Liabilities and Stockholders’ Equity	$11,057	$20,123

NEUROLOGIX, INC.
(A Development Stage Company)
STATEMENTS OF OPERATIONS
(Amounts in thousands, except share and per share amounts)

			For the period
			February 12, 1999
	Year Ended December 31,		(inception) through
	2009	2008	December 31, 2009
Revenues	$—	$—	$—
Operating expenses:
Research and development	7,844	3,929	27,461
General and administrative expenses	2,897	2,973	18,997

Loss from operations	(10,741)	(6,902)	(46,458)

Other income (expense):
Dividend, interest and other income	57	582	1,883
Interest expense-related parties	—	—	(411)
Change in estimated fair value of derivative financial instruments — Warrants	(2,777)	—	(2,777)

Other (expense) income, net	(2,720)	582	(1,305)

Net loss	(13,461)	(6,320)	$(47,763)

Preferred stock dividends	(2,974)	(2,652)
Charge for accretion of beneficial conversion feature	—	(562)
Charge for contingent beneficial conversion feature	—	(212)

Net loss applicable to common stock	$(16,435)	$(9,746)

Net loss applicable to common stock per share, basic and diluted	$(0.59)	$(0.35)

Weighted average common shares outstanding, basic and diluted	27,830,714	27,692,337

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